CERTIFICATE OF AMENDMENT

                                    TO THE

                             CERTIFICATE OF TRUST

                                      OF

                         FRANKLIN INTERNATIONAL TRUST

The undersigned certifies that:

1. The name of the business trust is FRANKLIN INTERNATIONAL TRUST ( the "Business Trust").

2. The amendments to the Certificate of Trust of he Business Trust set forth below have been duly authorized by the Board of Trustees of the Business Trust:

            The Preamble is hereby amended to read as follows:

            "This Certificate of Trust of the FRANKLIN INTERNATIONAL TRUST, a business trust registered under the Investment Company Act of 1940 (the "Business Trust"), is filed in accordance with the provisions of the Delaware Business Trust Act (12 Del. Code
            Section 3801 et seq.) and sets forth the following:

            The Second Article is hereby amended to read as follows:

            "SECOND: As required by 12 Del. Code Section 3807 (b) and 3810(a)(1)b, the name and business address of the Business Trust's Registered Agent for Services of Process and the address of the Business Trust's Registered Office are:

                                          Address of Business Trust's
                                          Registered Office and
                                          Business Address of
            Registered Agent              Registered Agent

            The Corporation               1209 Orange Street
            Trust Company                 Wilmington, Delaware 19801

            The name and business address of each trustee of the Business Trust, effective on August 22, 1991, is as follows:

            Name                          Business Address

            Frank H. Abbott, III          1045 Sansome Street
                                          San Francisco, California
                                          94111

            Harris J. Ashton              22 Gate House Road
                                          Stamford, Connecticut 06902

            S. Joseph Fortunato           Park Avenue at Morris County
                                          P.O. Box 1945
                                          Morristown, New Jersey
                                          07962-1945

            David W. Garbellano           111 New Montgomery St. #402
                                          San Francisco, California
                                          94105

            Henry L. Jamieson             777 Mariners Island Blvd.
                                          San Mateo, California 94404

            Charles B. Johnson            777 Mariners Island Blvd.
                                          San Mateo, California 94404

            Rupert H. Johnson, Jr.        777 Mariners Island Blvd.
                                          San Mateo, California 94404

            Edmund H. Kerr                1 Liberty Plaza
                                          New York, California 94404

            Frank W. T. LaHaye            20833 Stevens Creek Blvd.
                                          Suite 102
                                          Cupertino, California 95014

3. Pursuant to 12 Del. Code Section 3810(b)(1)c, this Certificate of Amendment to the Certificate of Trust of the Business Trust shall become effective on August 22, 1991.

4. This Amendment is made pursuant to the Fourth Article of the Certificate of Trust which reserves to the Trustees the right to amend, alter, change or repeal any provision contained in the Certificate of Trust.

      IN WITNESS WHEREOF, the undersigned, being a trustee of the Business Trust, has duly executed this certificate of Amendment this 20th day of August 1991.


                                          /s/ Charles B. Johnson
                                          Charles B. Johnson